New Jersey Mining Announces Results of Annual Meeting

COEUR D'ALENE, Idaho, December 21, 2016 (GLOBE NEWSWIRE) -- New Jersey Mining Company (OTCQB:NJMC) (“NJMC” or the “Company”) is pleased to announce that at its annual meeting held in Coeur d’Alene, Idaho, on December 16, 2016, stockholders of the Company voted to re-elect Delbert Steiner, John Swallow, and Grant Brackebusch as directors until the 2017 annual meeting.

Detailed results of the vote for the election of directors are set out below.

Nominee	Votes For	Votes Withheld	Percent For	Percent Withheld
John Swallow	43,901,708	51,102	99.88%	0.11%
Delbert Steiner	39,053,797	4,898,913	88.85%	11.14%
Grant Brackebusch	43,901,708	51,102	99.88%	0.11%

The stockholders also ratified the appointment of DeCoria, Maichel & Teague as the Company’s independent registered public accountant for the ensuing year.

A total of 69.6-percent of the issued and outstanding shares of the Company were represented in person or by proxy at the annual meeting, and the votes represented thereby cast on one or more matters at the annual meeting.

NJMC President John Swallow stated, “I would like to thank our shareholders for their continued support and for submitting their votes at our annual meeting. We have accomplished a great deal over the last year and look forward to advancing our objectives and delivering tangible results to our shareholders in the year ahead.”

As part of the annual meeting, management reviewed the Company’s accomplishments of 2016 and presented its primary objectives for 2017.

Significant events and highlights of 2016

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Consolidated 100-percent ownership of the Golden Chest Mine.

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Completed mine planning and ore modeling studies at and around the Golden Chest.

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Developed and commenced mining operations at the Golden Chest open-pit.

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Dewatered the underground mine at Golden Chest and prepared to resume mining operations.

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Shipped Golden Chest ore and resumed ore processing at the New Jersey Mill.

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Completed acquisition of GF&H, expanding the Company’s land position at Golden Chest.

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Completed an extensive data compilation study across the Golden Chest land package.

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Increased the number of identified ore shoots from three to seven, indicating the significant potential to increase mineral resources and mine life at Golden Chest.

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Acquired 50-percent interest in Butte Highlands Joint Venture, owner of the Butte Highlands Gold Mine, an advanced-stage project with approximately $39-million of prior development.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

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Signed an MOU to modify the Operating Agreement at Butte Highlands to assume control of permitting and other day-to-day management functions.

Key objectives for 2017

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Increase market exposure for the Company, pursue listing on a Canadian stock exchange.

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Extinguish remaining debt and continue to improve operating efficiencies.

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Continue robust open-pit production at Golden Chest, proceed with pit expansion as possible.

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Commence ramp-up of underground mining operations at Golden Chest.

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Achieve 2017 production goal of 8,000 ounces of gold.

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Advance near-term exploration plans with a focus on extending mine life.

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Finalize new Operating Agreement and advance work plans at Butte Highlands.

About New Jersey Mining Company

New Jersey Mining Company is headquartered in north Idaho, where it is currently in production at its Golden Chest Mine. It is deploying its mining and milling expertise to build a portfolio of advanced-stage assets with near-term cash flow potential and leverage to higher gold prices.

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NJMC built and is majority owner and operator of the New Jersey Mill, a 360-tonne per day flotation mill and cyanide leach plant.

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NJMC owns and operates the Golden Chest Mine project where open pit mining is underway and underground mining is expected to resume later this year.

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NJMC also holds a 50-percent interest in the fully-permitted Butte Highlands Gold Project.

Company assets were developed with more than $50-million of investment dollars from New Jersey and other companies. Management owns more than 15-percent of NJMC stock and has participated in prior financings and made purchases in the open market.

The Company’s common stock trades on the OTC-QB Market under the symbol “NJMC.”

For more information on New Jersey Mining Company, please contact:

Del Steiner, Chairman & CEO

Email:  dsteiner@newjerseymining.com

Forward Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that New Jersey Mining Company believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements.

Such factors include, among others, the risk that anticipated production levels are not attained, the risk that the mine plan changes due to rising costs or other operational details, the risk that complications arise during the dewatering of the underground workings, the risk that the Company is unable to obtain sufficient funds necessary to resume underground mining at the Golden Chest, extinguish existing debt, or advance near-term exploration, the risk that gold recovery percentages are lower than expected, the risk that oxidization levels remain the same or increase as the pit deepens, the risk that different portions of the mineral deposit respond differently to processing, the risks and hazards inherent in the mining business (including risks inherent in developing mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and the potential impact on revenues from changes in the market price of gold and cash costs, a sustained lower price environment, as well as other uncertainties and risk factors. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. NJMC disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814